Annex B

POWER OF ATTORNEY

      	The undersigned hereby constitutes and appoints each of Janet D. Olsen, Sarah A. Johnson and Lisa A. Moran, signing jointly or either of them signing individually in his or her capacity hereunder, with full power of substitution and resubstitution, as the undersigned?s true and lawful attorneys-in-fact to:

(1)	prepare, execute in the undersigned?s name and on the undersigned?s behalf and submit to the U.S. Securities and Exchange Commission (the ?SEC?) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (as amended, the ?Exchange Act?) or any rule or regulation of the SEC;

(2)	execute for and on behalf of the undersigned, in the undersigned?s capacity as an officer, director, member of the Stockholders Committee and/or other stockholder of Artisan Partners Asset Management Inc. (the ?Company?), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary, advisable or appropriate to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, or otherwise necessary, advisable or appropriate, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s discretion.

      	The undersigned hereby ratifies and confirms all acts and things that each or both of the attorneys-in-fact, or such attorneys-in-fact?s substitute or substitutes, have done, may do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

	The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


/s/ Andrew A. Ziegler
Andrew A. Ziegler
Date:  03/01/13




SC1:3371739.1B